EQUITABLE HOLDINGS, INC. - SUBSIDIARY ORGANIZATION CHART : SEPTEMBER 30, 2021	450,584,788.00

	Type of Subsidiary	State of Incorp. or Domicile	State of Principal Operation	Federal Tax ID #	Number of Shares Owned	Parent’s Percent of Ownership or Control	Comments (e.g., Basis of Control)	Address	CityStZip
Equitable Holdings, Inc.		DE	NY	90-0226248
Alpha Units Holdings, Inc	HCO	DE	NY	83-2796390		100.00%		1290 Avenue of the Americas	New York, NY 10104
Alpha Units Holdings II, Inc	HCO	DE	NY	68-0461436		100.00%		1290 Avenue of the Americas	New York, NY 10104
787 Holdings, LLC	HCO	DE	NY	See Note 19		100.00%		1290 Avenue of the Americas	New York, NY 10104
1285 Holdings, LLC	HCO	DE	NY	46-1106388	-	100.00%		1290 Avenue of the Americas	New York, NY 10104
AXA Strategic Ventures US, LLC	Investment	DE	NY	47-2605009		100.00%		1290 Avenue of the Americas	New York, NY 10104
Equitable Financial Services, LLC (Notes 2 &16)		DE	NY	52-2197822	-	100.00%		1290 Avenue of the Americas	New York, NY 10104
CS Life Re Company	Insurance	AZ		46-5697182	250,000	100.00%		525 Washington Blvd., 34th Floor	Jersey City, NJ 07310
Equitable Investment Management, LLC (EIM, LLC)	Investment	DE	NY	87-1424173		100.00%		1290 Avenue of the Americas	New York, NY 10104
EQ AZ Life Re Company	Insurance	AZ	AZ	82-3971925	250,000	100.00%	NAIC # 16234	3030 N. Third Street Suite 790	Phoenix, AZ 85012
Equitable Distribution Holding Corporation (Note 2)		DE	NY	13-4078005	1,000	100.00%		1290 Avenue of the Americas	New York, NY 10104
Equitable Advisors, LLC (Note 5)		DE	NY	13-4071393	-	100.00%		1290 Avenue of the Americas	New York, NY 10104
Equitable Network, LLC (Note 6)	Operating	DE	NY	06-1555494	-	100.00%		1290 Avenue of the Americas	New York, NY 10104
Equitable Network of Puerto Rico, Inc.	Operating	P.R.	P.R.	66-0577477		100.00%
PlanConnect, LLC	Operating	DE	NY	27-1540220		100.00%		100 Madison Street	Syracuse, NY 13221
Equitable Financial Life Insurance Company (Note 2 & 9) *	Insurance	NY	NY	13-5570651	2,000,000	100.00%	NAIC # 62944; General Partner of Equitable Managed Asset
Equitable Investment Management Group LLC	Operating	DE	NY	27-5373651		100.00%
VA Capital Company LLC	Investment	DE	NY			9.10%	EIM owns 9.1%
Broad Vista Partners, LLC	Investment	DE	NY	81-3019204	-	70.00%	70% by Equitable Financial & 30% by AXA France
200 East 87th Street Company, LLC	Investment	DE	NY	86-3691523		100.00%
EQ European Commercial Real Estate Debt Holdings LLC	Investment	DE	NY
EQ ECRED Investments I S.à r.l.	Investment	Luxembourg	Luxembourg
EQ European Commercial Real Estate Debt Holdings GP S.à r.l.	Investment	Luxembourg	Luxembourg
EQ Holdings, LLC (Notes 3 & 4)	HCO	NY	NY	22-2766036	-	100.00%
See Attached Listing A
Equitable Managed Assets, L.P.	Investment	DE	NY	13-3385080	-	-	General Partner of Equitable Deal Flow Fund
EVSA, Inc.	Investment	DE	PA	23-2671508	50	100.00%
Real Estate Partnership Equities (various)	Investment	**		-	-	-	**
Separate Account 166, LLC	Investment	DE	NY	47-4180335		100.00%
Equitable Financial Life and Annuity Company * (Note 10,17 & 18)	Insurance	Colorado	Colorado	13-3198083	1,000,000	100.00%
MONY International Holdings, LLC	HCO	DE	NY	13-3790446		100.00%
MONY International Life Insurance Co. Seguros de Vida S.A.*	Insurance	Argentina	Argentina	98-0157781		100.00%
MONY Financial Resources of the Americas Limited	Insurance	Jamaica	Jamaica	13-3790446	1,000	100.00%
MBT, Ltd.	Operating	Cayman Islands	Cayman Islands	98-0152047	633	100.00%	79% by MONY Int’l Holdings & 21% by MONY Financial Resources
MONY Participacoes LTDA (f/k/a MONY Consultoria e Corretagem de Seguros Ltda)	Operating	Brazil	Brazil			99.00%
Equitable Financial Life Insurance Company of America*	Insurance	AZ	NY	86-0222062		100.00%
MONY Financial Services, Inc.	HCO	DE	NY	11-3722370	1,000	100.00%
Financial Marketing Agency, Inc.	Operating	OH	OH	31-1465146	99	99.00%
1740 Advisers, Inc.	Operating	NY	NY	13-2645490	15,000	100.00%

EQUITABLE HOLDINGS, INC. - SUBSIDIARY ORGANIZATION CHART : SEPTEMBER 30, 2021

*	Affiliated Insurer
**

Information relating to Equitable’s Real Estate Partnership Equities is disclosed in Schedule BA, Part 1 of AXA Equitable Life’s Annual Statement, which has been filed with the N.Y.S. Insurance Department.

***	All subsidiaries are corporations, except as otherwise noted.

1.	The Equitable Companies Incorporated changed its name to AXA Financial, Inc. on Sept. 3, 1999.

2.	Effective Sept. 20, 1999, AXA Financial, Inc. transferred ownership of Equitable Life to AXA Client Solutions, LLC, which was formed on July 19, 1999.

Effective January 1, 2002, AXA Client Solutions, LLC transferred ownership of Equitable Life and AXA Distribution Holding Corp. to AXA Financial, Inc.

Effective May 1, 2002, AXA Client Solutions, LLC changed its name to AXA Financial Services, LLC.

Effective June 1, 2002, AXA Financial, Inc. transferred ownership of Equitable Life and AXA Distribution Holding Corp. to AXA Financial Services, LLC.

Effective November 30, 2007, the name of AXA Financial Services, LLC was changed to AXA Equitable Financial Services, LLC.

3.	Equitable Holding Corp. was merged into Equitable Holdings, LLC on Dec. 19, 1997. Equitable Holdings, LLC had its name changed to EQ Holdings, LLC, effective November 4, 2019.

4.

In October 1999, AllianceBernstein Holding L.P. (“AllianceBernstein Holding L.P.”) reorganized by transferring its business and assets to AllianceBernstein L.P., a newly formed private partnership (“AllianceBernstein”).

As of September 30, 2021 Equitable Holdings, Inc and its subsidiaries own 63.16% of the issued and outstanding units of limited partnership interest in AllianceBernstein (the “AllianceBernstein Units”), as follows:

Equitable Holdings, held directly 53,780,230 AllianceBernstein Units (19.65%),

Alpha Units Holdings owns 74,406,933 AllianceBernstein Units (27.19%)

GP (GP owned by Alpha Units), owns 2,736,722 (1.00%), and

Alpha Units Holdings II owns 41,934,582 (15.32%)

As of September 26, 2019, Certificate of Cancellation filed for ACMC, LLC

5.

EQ Financial Consultants (formerly, Equico Securities, Inc.) was merged into AXA Advisors, LLC on Sept. 20, 1999. AXA Advisors, LLC was transferred from Equitable Holdings, LLC to AXA Distribution Holding Corporation on Sept. 21, 1999.

6.

Effective March 15, 2000, Equisource of New York, Inc. and 14 of its subsidiaries were merged into AXA Network, LLC, which was then sold to AXA Distribution Holding Corp. EquiSource of Alabama, Inc. became AXA Network of Alabama, LLC.

EquiSource Insurance Agency of Massachusetts, Inc. became AXA Network Insurance Agency of Massachusetts, LLC.

Equisource of Nevada, Inc., of Puerto Rico, Inc., and of Texas, Inc., changed their names from “EquiSource” to become

“AXA Network”, respectively. Effective February 1, 2002, Equitable Distributors Insurance Agency of Texas, Inc. changed its name to AXA Distributors Insurance Agency of Texas, Inc. Effective February 13, 2002 Equitable Distributors Insurance Agency of Massachusetts, LLC changed its name to AXA Distributors Insurance Agency of Massachusetts, LLC.

7.	Effective June 6, 2000, Frontier Trust Company was sold by ELAS to AXF and merged into Frontier Trust Company, FSB.
8.	Effective June 1, 2001, Equitable Structured Settlement Corp was transferred from ELAS to Equitable Holdings, LLC.
9.	Effective September 2004, The Equitable Life Assurance Society of the United States changed its name to AXA Equitable Life Insurance Company.
10.	Effective September 2004, The Equitable of Colorado changed its name to AXA Life and Annuity Company.
11.	Effective February 18, 2005, MONY Realty Capital, Inc. was sold.
12.	Effective May 26, 2005, Matrix Capital Markets Group was sold.
12.	Effective May 26, 2005, Matrix Private Equities was sold.
13.	Effective December 2, 2005, Advest Group was sold.
14.	Effective February 24, 2006, Alliance Capital Management Corporation changed its name to AllianceBernstein Corporation.
15.	Effective July 11, 2007, Frontier Trust Company, FSB was sold.
16.	Effective November 30, 2007, AXA Financial Services, LLC changed its name to AXA Equitable Financial Services, LLC.
17.	Effective August 1, 2008, AXA Equitable Life Insurance Company transferred ownership of AXA Life and Annuity Company to AXA Equitable Financial Services, LLC.
18.	Effective September 22, 2008, AXA Life and Annuity Company changed its name to AXA Equitable Life and Annuity Company.
19.	The EIN for 787 Holdings, LLC is 27-0294443, to be used for federal employment taxes and certain federal excise taxes.

For federal tax purposes, it should generally use AXA Financial’s EIN, which is 13-3623351.

20.	Effective June 29, 2012, AXA Financial (Bermuda) Ltd. was redomesticated to Arizona and its name was changed to AXA RE Arizona Company.
21.	Effective December 15, 2014, AXA Strategic Ventures US, LLC. was formed.
22.	Effective April 4, 2018, AXA America Corporate Solutions Inc was sold to AXA US Holdings Inc.
23.	AXA RE Arizona Company was merged into AXA Equitable Life Insurance Company 4/12/18
24.	EQ AZ Life Re Company was formed on 1/3/18
25.

EQH (as successor to AXA Financial, Inc.) is a member and an investor in AXA Strategic Ventures, LLC (the Fund) with 99% of the total capital commitments in the Fund, and ASV CI Entity, LLC has 1% of the capital call commitments in the Fund. ASV has no capital call commitments, but has exclusive power and authority to manage the Fund.

26.	AXA Technology Services America, Inc merged into AXA Equitable Holdings, Inc. effective 11/30/19
27.	Effective December 13, 2019, MONY Life Insurance Company of America changed its name to Equitable Financial Life Insurance Company of America
28.	Effective January 13, 2020, AXA Equitable Holdings, Inc. changed its name to Equitable Holdings, Inc.
29.	Effective April 1, 2020, US Financial Life Insurance was sold
30.	Effective April 1, 2020, MONY Life Insurance Company of the Americas, Ltd was sold
31.	Effective June 15, 2020, AXA-IM Holding U.S., Inc changed its name to Alpha Units Holdings II, Inc
32.	Effective June 15, 2020, AXA Equitable Life Insurance Company changed its name to Equitable Financial Life Insurance Company
33.	Effective June 1, 2021, Corporate Solutions Life Reinsurance Co was sold to Venerable Insurance and Annuity Company
34.	Effective June 1, 2021, CS Life Re owned 100% by Equitable Financial Services, LLC

EQUITABLE HOLDINGS, INC. - SUBSIDIARY ORGANIZATION CHART : SEPTEMBER 30, 2021

Dissolved or Merged	- On November 3, 2000, Donaldson, Lufkin & Jenrette, Inc. was sold to Credit Suisse Group. - 100 Federal Street Funding Corporation was dissolved August 31, 1998.
- 100 Federal Street Realty Corporation was dissolved December 20, 2001.
- CCMI Corp. was dissolved on October 7, 1999.
- ELAS Realty, Inc. was dissolved January 29, 2002.
- EML Associates, L.P. was dissolved March 27, 2001.
- EQ Services, Inc. was dissolved May 11, 2001.
- Equitable BJVS, Inc. was dissolved October 3, 1999.
- Equitable Capital Management Corp. became ECMC, LLC on November 30, 1999.
- Equitable JV Holding Corp. was dissolved on June 1, 2002.F142
- Equitable JVS II, Inc. was dissolved December 4, 1996
- Equitable Underwriting & Sales Agency (Bahamas) Ltd. was dissolved on December 31, 2000.
- EREIM LP Associates (L.P.) was dissolved March 27, 2001.
- EREIM Managers Corporation was dissolved March 27, 2001.
- EVLICO East Ridge, Inc. was dissolved Jan. 13, 2001
- EVLICO, Inc. was dissolved in 1999.
- Franconom, Inc. was dissolved on December 4, 2000.
- GP/EQ Southwest, Inc. was dissolved October 21, 1997
- HVM Corp. was dissolved on Feb. 16, 1999.
- ML/EQ Real Estate Portfolio, L.P. was dissolved March 27, 2001.
- Prime Property Funding, Inc. was dissolved in Feb. 1999.
- Sarasota Prime Hotels, Inc. became Sarasota Prime Hotels, LLC.
- Six-Pac G.P., Inc. was dissolved July 12,1999
- Paramount Planners, LLC., a direct subsidiary of AXA Distribution Holding Corporation, was dissolved on December 5, 2003
- Equitable Rowes Wharf, Inc. was dissolved October 12, 2004
- ECLL Inc. was dissolved July 15, 2003
- MONY Realty Partners, Inc. was dissolved February 2005.
- Wil-Gro, Inc. was dissolved June, 2005.
- Sagamore Financial LLC was dissolved August 31, 2006.
- Equitable JVS was dissolved August, 2007.
- Astor Times Square Corp. dissolved as of April 2007.
- Astor/Broadway Acquisition Corp. dissolved as of August 2007.
- PC Landmark, Inc. has been administratively dissolved.
- EJSVS, Inc. has been administratively dissolved.
- STCS, Inc. was dissolved on August 15, 2007.
- AXA Network of Alabama was merged into AXA Network, LLC. on November 18, 2011
- AXA Network of Connecticut, Maine and New York, LLC was merged into AXA Network, LLC. on November 17, 2011
- AXA Network Insurance Agency of Massachusetts, LLC was merged into AXA Network, LLC. on November 17, 2011
- AXA Network Insurance Agency of Texas, Inc. was merged into AXA Network, LLC. effective January 1, 2012.
- AXA Network of Nevada, Inc. was merged into AXA Network, LLC. effective January 1, 2012.
- Equitable Deal Flow Fund, L.P. dissolved effective December 2013.
- ACMC, LLC dissolved September 26, 2019

EQUITABLE HOLDINGS, INC. - SUBSIDIARY ORGANIZATION CHART : SEPTEMBER 30, 2021

LISTING A - EQ Holdings, LLC

	Type of Subsidiary	State of Incorp. or Domicile	State of Principal Operation	Federal Tax ID #	Number of Shares Owned	Parent’s Percent of Ownership or Control	Comments (e.g., Basis of Control)	Address	CityStZip
Equitable Holdings, Inc.
Equitable Equitable Financial Services, LLC (Note 2)
Equitable Financial Equitable Life Insurance Company *
EQ Holdings, LLC
Equitable Casualty Insurance Company *	Operating	VT	VT	06-1166226	1,000	100.00%		KeyState Captive Management, LLC 100 Main Street, Suite 1	Burlington, VT 05402
AllianceBernstein Corporation (See Note 4 on Page 2)	Operating	DE	NY	13-3633538	100	100.00%		1345 Avenue of the Americas	New York, NY 10105
See Attached Listing B
Equitable Distributors, LLC	Operating	DE	NY	52-2233674	-	100.00%		1290 Avenue of the Americas	New York, NY 10104
J.M.R. Realty Services, Inc.	Operating	DE	NY	13-3813232	1,000	100.00%		1290 Avenue of the Americas	New York, NY 10104
Equitable Structured Settlement Corp. (See Note 8 on Page 2)	Operating	DE	NJ	22-3492811	100	100.00%

*	Affiliated Insurer

Dissolved or Merged	Equitable Investment Corp merged into Equitable Holdings, LLC on November 30, 1999. Equitable Capital Management Corp. became ECMC, LLC on November 30, 1999.
Effective March 15, 2000, Equisource of New York, Inc. and its subsidiaries were merged into AXA Network, LLC, which was then sold to AXA Distribution Holding Corp.
Effective January 1, 2002, Equitable Distributors, Inc. merged into AXA Distributors, LLC.
AXA Distributors Insurance Agency of Alabama, LLC was merged into AXA Distributors, LLC effective November 30, 2011.
AXA Distributors Insurance Agency, LLC was merged into AXA Distributors, LLC effective November 28, 2011.
AXA Distributors Insurance Agency of Massachusetts, LLC was merged into AXA Distributors, LLC effective November 29, 2011.
AXA Distributors Insurance Agency of Texas Inc. LLC was merged into AXA Distributors, LLC effective November 29, 2011.
ELAS Securities Acquisition Corp. was merged into Equitable Holdings, LLC effective July 16, 2012